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                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                         EAGLE FRONT END SERVICES, INC.



       1.     The name of the corporation is Eagle Front End Services, Inc.

       2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

       3. The nature of the business or purposes to be conducted or promoted is:

       To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4. The total number of shares of common stock which the corporation shall have authority to issue is 10,000 and the par value of each such share is $0.01.

       5.     The name and mailing address of each incorporator is as follows:

              NAME                                       ADDRESS
              ----                                       -------

              Chad E. Mills                       333 Clay Avenue
                                                  Suite 800
                                                  Houston, Texas  77002

       6.     The corporation is to have perpetual existence.

       7. The name and mailing address of each of the initial directors of the corporation is as follows:

              NAME                                ADDRESS
              ----                                -------

              Jay N. Silverman                    50 Briar Hollow Lane
                                                  West Building, 6th Floor
                                                  Houston, Texas  77027

       8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
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       To adopt, amend or repeal the bylaws of the corporation.

       9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

       10. No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages resulting from a breach of fiduciary duty involving any act or omission of any director; provided, however, that the foregoing provision shall not limit the liability of any director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

       11. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of this corporation of any creditor or stockholder thereof or on the application of any receiver or its receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or a class of creditors, and/or of the stockholders or a class of stockholders for this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of January, 1998.


                                                /S/ CHAD E. MILLS
                                           -----------------------------------
                                           Chad E. Mills
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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                         BABE & BILL ENTERPRISES, INC.
                             (A TEXAS CORPORATION)
                                      INTO
                         EAGLE FRONT END SERVICES, INC.
                            (A DELAWARE CORPORATION)


       Pursuant to Section 253 of The General Corporation Law of Delaware, Eagle Front End Services, Inc. (the "Company"), a Delaware corporation, for the purpose of merging into itself Babe & Bill Enterprises, Inc. (the
"Subsidiary"), a Texas corporation d/b/a Seismic Drilling & Service Co.,

DOES HEREBY CERTIFY:

       FIRST: That this Company was organized pursuant to the General Corporate Law of Delaware on the 29th day of January, 1998.

       SECOND: That this Company is the owner and holder of 1,000 issued and outstanding shares of the Subsidiary, which shares in the aggregate constitute one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiary.

       THIRD: By the following resolutions of the Board of Directors of this Company, duly adopted by the unanimous written consent of the members thereof, and adopted by the Board of Directors on April ___, 1998, determined to and, effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware and the filing of the Article of Merger with the Secretary of State of Texas, does merge into itself the Subsidiary:

               WHEREAS, the Company is the owner and holder of 1,000 issued and outstanding shares of Babe & Bill Enterprises, Inc., a Texas corporation d/b/a Seismic Drilling & Service Co. (the "Subsidiary"), which shares in the aggregate constitute one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiary;
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               WHEREAS, the Board of Directors deems it in the best interest of the Company to merge the Subsidiary into the Company pursuant to Section 253 of the Delaware General Corporation Law and Article 5.16 of the
       Texas Business Corporation Act;

               NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged into the Company;

               RESOLVED FURTHER, that the execution by the President or any Vice President of the Company of any document authorized by the foregoing resolutions or any action or actions so authorized, is, and shall become, upon delivery, the enforceable and binding acts of the Company without the necessity of the signature or attestation of any other officer and that the Secretary of the Company is hereby authorized, empowered and directed to attest to any document authorized by the foregoing resolutions if he deems such attestation necessary or advisable; and

               RESOLVED FURTHER, that the officers of the Company be, and each of them acting alone hereby is, authorized, empowered and directed to do all other things and acts, to execute, deliver and file all other instruments, documents and certificates and to pay all costs, fees and taxes as may be, in their sole judgment, necessary, proper or advisable in connection with the merger and in order to otherwise carry out and comply with the purposes and intent of the foregoing resolutions; and that all of the acts and deeds of the officers of the Company which are consistent with the purposes and intent of such resolutions be and the same hereby are, in all respects, approved, confirmed and adopted as the acts and deeds of the Company.

       IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its authorized officer, this 3rd day of April, 1998.


                                        EAGLE FRONT END SERVICES, INC.



                                        By:  /s/ JAY N. SILVERMAN
                                           ------------------------------------
                                           Jay N. Silverman, President